Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Second Quarter Results

Second Quarter 2015 Results

•	Revenue of $586 million, a decrease of 10% compared to second quarter 2014.

•	Operating income of $187 million. Excluding lease termination costs in 2014, adjusted operating income was 13% lower than a year ago.

•	Operating ratio of 68.1%, compared with 68.3% in second quarter 2014. Excluding lease termination costs in 2014, adjusted operating ratio increased 1.1 points compared to second quarter 2014.

•	Diluted earnings per share of $1.01. Adjusted diluted earnings per share of $1.03 for second quarter 2015, a 15% decrease compared to second quarter 2014.

Kansas City, Mo., July 17, 2015. Kansas City Southern (KCS) (NYSE:KSU) reported second quarter 2015 revenues of $586 million, a decrease of 10% compared to second quarter 2014. Overall, carload volumes were 6% lower than in second quarter 2014. Excluding the estimated impacts of lower U.S. fuel prices and peso depreciation, revenue declined 2% compared to the second quarter of 2014.

Second quarter revenue declined in all commodity groups except Chemicals & Petroleum, which grew 1%. Energy revenue declined 46% driven by lower volumes in utility coal due to lower natural gas prices and in frac sand volumes as a result of the significant decline in U.S. drilling operations.

Operating expenses in the second quarter were $399 million, 8% lower than 2014 when excluding lease termination costs in 2014. Excluding the estimated impacts of lower U.S. fuel prices and peso depreciation, operating expenses declined 1% compared to the second quarter of 2014, when excluding lease termination costs in 2014.

Operating income for the second quarter of 2015 was $187 million compared with $214 million a year ago, when excluding lease termination costs in 2014. KCS reported a second quarter 2015 adjusted operating ratio of 68.1%, a 1.1 point increase compared to second quarter 2014.

Reported net income in the second quarter of 2015 totaled $112 million, or $1.01 per diluted share, compared with $130 million, or $1.18 per diluted share, in the second quarter of 2014. Excluding the impacts of foreign exchange rate fluctuations and lease termination costs, adjusted diluted earnings per share for second quarter 2015 was $1.03 compared to $1.21 in 2014.

“KCS continued to scale its operations in both the U.S. and Mexico and has made strides in improving its network fluidity,” stated KCS’ Chief Executive Officer David L. Starling. “Our actions contributed to the Company attaining a solid second quarter operating ratio despite volume challenges, particularly in its Energy commodity group. We expect our system performance and operating metrics to continue to improve throughout the remainder of the year.

“As evidenced in the weekly industry carload data, there are still uncertainties in many of the primary markets served by rail. However, KCS’ average daily volumes increased each month throughout the second quarter and the initial results from the first few weeks of July suggest the positive trend may be continuing.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2015
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$162.4	$50.2	$112.2	$1.01
Adjustments for:
Foreign exchange loss	10.5	3.2	7.3	0.07
Foreign exchange component of income taxes	—	5.4	(5.4)	(0.05)
Adjusted	$172.9	$58.8	114.1
Less: Noncontrolling interest			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$113.7	$1.03

	Three Months Ended June 30, 2014
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$196.3	$66.1	$130.2	$1.18
Adjustments for:
Lease termination costs	8.4	2.9	5.5	0.05
Foreign exchange gain	(5.3)	(1.6)	(3.7)	(0.04)
Foreign exchange component of income taxes	—	(2.1)	2.1	0.02
Adjusted	$199.4	$65.3	134.1
Less: Noncontrolling interest			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$133.7	$1.21

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended
Operating Expenses	June 30,
	2015	2014
Operating expenses as reported	$399.0	$443.9
Adjustment for lease termination costs	—	(8.4)
Adjusted operating expenses - see (b) below	$399.0	$435.5

Operating income as reported	$186.8	$205.8
Adjusted operating income - see (b) below	186.8	214.2

Operating ratio (c) as reported	68.1%	68.3%
Adjusted operating ratio - see (b) and (c) below	68.1%	67.0%

Revenue Change Excluding Estimated Foreign Exchange
and U.S. Fuel Price Impacts
		Change %
Reported revenues for the three months ended June 30, 2015	$585.8
Reported revenues for the three months ended June 30, 2014	649.7
Revenue change	(63.9)	(10%)

Estimated foreign exchange impact	18.4
Estimated U.S. fuel price impact	30.1
Revenue change excluding foreign exchange and U.S. fuel price impacts - see (d) below	$(15.4)	(2%)

Adjusted Operating Expense Change Excluding Estimated Foreign
Exchange and U.S. Fuel Price Impacts
		Change %
Adjusted operating expenses for the three months ended June 30, 2015	$399.0
Adjusted operating expenses for the three months ended June 30, 2014	435.5
Adjusted operating expense change	(36.5)	(8%)

Estimated foreign exchange impact	17.9
Estimated U.S. fuel price impact	14.7
Adjusted operating expense change excluding foreign exchange and U.S. fuel price impacts - see (d) below	$(3.9)	(1%)

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

(d)
The Company believes revenue and adjusted operating expense changes excluding foreign exchange and U.S. fuel price impacts are meaningful measures as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impacts of fluctuations in foreign currency exchange rates and U.S. fuel price by holding these rates constant between the reporting periods.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$585.8	$649.7	$1,188.9	$1,257.1
Operating expenses:
Compensation and benefits	108.0	115.5	225.6	226.1
Purchased services	57.0	63.8	115.1	119.0
Fuel	77.5	107.7	158.5	211.6
Equipment costs	29.9	29.5	59.0	61.2
Depreciation and amortization	70.8	63.9	139.3	125.8
Materials and other	55.8	55.1	116.8	109.3
Lease termination costs	—	8.4	9.6	38.3
Total operating expenses	399.0	443.9	823.9	891.3
Operating income	186.8	205.8	365.0	365.8
Equity in net earnings of unconsolidated affiliates	5.0	5.9	9.4	11.6
Interest expense	(17.7)	(17.9)	(36.3)	(36.6)
Debt retirement costs	—	—	—	(6.6)
Foreign exchange gain (loss)	(10.5)	5.3	(22.1)	8.4
Other expense, net	(1.2)	(2.8)	(2.0)	(3.3)
Income before income taxes	162.4	196.3	314.0	339.3
Income tax expense	50.2	66.1	100.6	115.1
Net income	112.2	130.2	213.4	224.2
Less: Net income attributable to noncontrolling interest	0.4	0.4	0.8	0.7
Net income attributable to Kansas City Southern and subsidiaries	111.8	129.8	212.6	223.5
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$111.8	$129.8	$212.5	$223.4

Earnings per share:
Basic earnings per share	$1.01	$1.18	$1.93	$2.03
Diluted earnings per share	$1.01	$1.18	$1.92	$2.02

Average shares outstanding (in thousands):
Basic	110,334	110,160	110,322	110,121
Potentially dilutive common shares	181	237	200	277
Diluted	110,515	110,397	110,522	110,398

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2015 and 2014

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change

Chemical & Petroleum
Chemicals	$53.8	$55.2	(3%)	28.6	30.3	(6%)	$1,881	$1,822	3%
Petroleum	32.8	31.6	4%	17.9	17.7	1%	1,832	1,785	3%
Plastics	29.4	28.3	4%	16.3	16.2	1%	1,804	1,747	3%
Total	116.0	115.1	1%	62.8	64.2	(2%)	1,847	1,793	3%

Industrial & Consumer Products
Forest Products	67.5	67.5	—	32.5	32.1	1%	2,077	2,103	(1%)
Metals & Scrap	57.5	69.1	(17%)	31.3	37.0	(15%)	1,837	1,868	(2%)
Other	19.6	19.6	—	19.0	20.2	(6%)	1,032	970	6%
Total	144.6	156.2	(7%)	82.8	89.3	(7%)	1,746	1,749	—

Agriculture & Minerals
Grain	59.0	66.5	(11%)	34.6	35.5	(3%)	1,705	1,873	(9%)
Food Products	32.3	34.8	(7%)	14.6	15.0	(3%)	2,212	2,320	(5%)
Ores & Minerals	6.5	6.2	5%	6.8	6.6	3%	956	939	2%
Stone, Clay & Glass	6.7	7.4	(9%)	2.9	3.2	(9%)	2,310	2,313	—
Total	104.5	114.9	(9%)	58.9	60.3	(2%)	1,774	1,905	(7%)

Energy
Utility Coal	17.6	48.8	(64%)	26.4	46.1	(43%)	667	1,059	(37%)
Coal & Petroleum Coke	10.5	9.9	6%	15.1	15.1	—	695	656	6%
Frac Sand	8.7	17.5	(50%)	5.6	8.8	(36%)	1,554	1,989	(22%)
Crude Oil	7.4	5.2	42%	4.8	3.5	37%	1,542	1,486	4%
Total	44.2	81.4	(46%)	51.9	73.5	(29%)	852	1,107	(23%)

Intermodal	97.9	98.7	(1%)	250.0	254.5	(2%)	392	388	1%

Automotive	55.0	59.6	(8%)	30.8	31.8	(3%)	1,786	1,874	(5%)

TOTAL FOR COMMODITY GROUPS	562.2	625.9	(10%)	537.2	573.6	(6%)	$1,047	$1,091	(4%)

Other Revenue	23.6	23.8	(1%)

TOTAL	$585.8	$649.7	(10%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2015 and 2014

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change

Chemical & Petroleum
Chemicals	$106.8	$105.1	2%	57.8	56.9	2%	$1,848	$1,847	—
Petroleum	65.8	60.4	9%	35.3	34.1	4%	1,864	1,771	5%
Plastics	58.2	54.8	6%	31.9	31.0	3%	1,824	1,768	3%
Total	230.8	220.3	5%	125.0	122.0	2%	1,846	1,806	2%

Industrial & Consumer Products
Forest Products	136.0	132.9	2%	64.9	63.5	2%	2,096	2,093	—
Metals & Scrap	118.0	135.0	(13%)	62.6	71.0	(12%)	1,885	1,901	(1%)
Other	36.6	37.4	(2%)	36.4	38.4	(5%)	1,005	974	3%
Total	290.6	305.3	(5%)	163.9	172.9	(5%)	1,773	1,766	—

Agriculture & Minerals
Grain	113.7	132.6	(14%)	65.4	70.8	(8%)	1,739	1,873	(7%)
Food Products	69.3	70.0	(1%)	30.8	29.9	3%	2,250	2,341	(4%)
Ores & Minerals	13.5	11.3	19%	13.6	11.8	15%	993	958	4%
Stone, Clay & Glass	13.6	14.4	(6%)	5.9	6.5	(9%)	2,305	2,215	4%
Total	210.1	228.3	(8%)	115.7	119.0	(3%)	1,816	1,918	(5%)

Energy
Utility Coal	53.7	97.6	(45%)	67.3	94.1	(28%)	798	1,037	(23%)
Coal & Petroleum Coke	20.3	19.7	3%	28.7	29.2	(2%)	707	675	5%
Frac Sand	23.2	33.9	(32%)	13.3	17.0	(22%)	1,744	1,994	(13%)
Crude Oil	13.6	8.4	62%	8.4	5.5	53%	1,619	1,527	6%
Total	110.8	159.6	(31%)	117.7	145.8	(19%)	941	1,095	(14%)

Intermodal	192.9	186.7	3%	493.3	488.7	1%	391	382	2%

Automotive	109.4	112.0	(2%)	61.8	60.5	2%	1,770	1,851	(4%)

TOTAL FOR COMMODITY GROUPS	1,144.6	1,212.2	(6%)	1,077.4	1,108.9	(3%)	$1,062	$1,093	(3%)

Other Revenue	44.3	44.9	(1%)

TOTAL	$1,188.9	$1,257.1	(5%)